EXHIBIT 4.8

AMENDMENT NO. 1 TO CREDIT AGREEMENT,

dated as of September 25, 2000,

among

CARLISLE FINANCE S.A.

as Borrower,

and

CERTAIN COMMERCIAL LENDING INSTITUTIONS,

as Lenders,

and

THE BANK OF NOVA SCOTIA

as Agent for the Lenders

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of September 25, 2000 (this “Amendment”), among:

(a) CARLISLE FINANCE S.A., a corporation organized under the law of Luxembourg (the “Borrower”),

(b) SCOTIABANK EUROPE PLC (“Scotiabank Europe”),

(c) BARCLAYS BANK PLC (“Barclays”),

(d) FIRST UNION NATIONAL BANK (“First Union” and, together with Scotiabank Europe and Barclays, collectively, the “Lenders” and, individually, a “Lender”), and

(e) THE BANK OF NOVA SCOTIA, as agent and security trustee (the “Agent”) for the Lenders,

WITNESSETH:

WHEREAS, the Borrower, Scotiabank Europe and the Agent have heretofore entered into a certain Credit Agreement, dated as of March 30, 2000 (as amended and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Agent now desire to amend the Credit Agreement (x) so that Barclays and First Union become parties thereto, and (y) in certain other respects, as hereinafter provided; and

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II

AMENDMENTS

SECTION 2.1 Definition of “Applicable Margin.” The table in the definition of “Applicable Margin” in Appendix A to the Credit Agreement shall be amended in its entirety to read as follows:

“Leverage Ratio	Applicable Margin
Greater than or equal to 2.50 to 1	1.50%
Greater than or equal to 2.00 to 1, but less than 2.50 to 1	1.25%
Less than 2.00 to 1	1.00%”

SECTION 2.2 Definition of “Business Day.” The definition of “Business Day” in Appendix A of the Credit Agreement shall be amended in its entirety to read as follows:

“‘Business Day’ means the following:

(a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the conduct of their domestic or international (as applicable) commercial banking business, and

(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Loan, any day (i) that is a Business Day described in clause (a) and that is also a day for trading by and between banks in deposits for Dollars or the applicable Optional Currency in the London interbank market and (ii) on which banks are open for the conduct of their domestic and international banking business in the place where the Administrative Agent shall make available Loans in Dollars or such Optional Currency.

Notwithstanding the foregoing, with respect to any amount denominated or to be denominated in Euros or Sterling, any reference to a “Business Day” shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York and prime banks in London generally provide quotations for deposits denominated in such currency.

SECTION 2.3 Definition of “Percentage.” The definition of “Percentage” in Appendix A to the Credit Agreement shall be amended in its entirety to read as follows:

“‘Percentage’ means, with respect to any Lender’s Tranche A Commitment or Letter of Credit Commitment (as the case may be):

(a) at all times prior to the time at which the Tranche A Commitment Amount is increased pursuant to clause (b) the definition thereof in Annex A to the Credit Agreement (a “Facility Increase”), the fraction (expressed as a percentage) of the following:

(x) the amount set forth opposite its signature to Amendment No. 1 to the Credit Agreement (or set forth in a duly executed Transfer Certificate) as its “Tranche A Amount,” divided by

(y) $150,000,000, and

(b) from and after the time of any Facility Increase, the fraction (expressed as a percentage) of the following:

(x) an amount equal to its Percentage of the Tranche A Commitment immediately prior to such Facility Increase, divided by

(y) the Tranche A Commitment Amount after giving effect to such Facility Increase,

as such percentage may be adjusted from time to time pursuant to one or more Transfer Certificates executed by such Lender and the respective Transferee, and delivered pursuant to Section 10.11 of the Credit Agreement.”

SECTION 2.4 Definition of “Permitted Acquisition.” Clause (a)(ii) of the definition of “Permitted Acquisition” in Appendix A to the Credit Agreement shall be amended by adding, after the word “Ireland,” the phrase, “the Commonwealth of Australia,”.

SECTION 2.5 Definition of “Tranche A Commitment Amount.” The definition of “Tranche A Commitment Amount” in Appendix A to the Credit Agreement shall be amended in its entirety to read as follows:

“‘Tranche A Commitment Amount’ means,

(a) on the date of Amendment No. 1 to the Credit Agreement, $150,000,000, and

(b) thereafter, $150,000,000, plus an additional amount (such additional amount not to exceed $60,000,000) equal to the aggregate amount of Tranche A Commitments provided by Lenders that become party to the Credit Agreement from time to time after the date of Amendment No. 1 to the Credit Agreement, as such amount may be reduced from time to time pursuant to Section 2.3 of the Credit Agreement.”

SECTION 2.6 Definition of “Letter of Credit Commitment Amount.” The definition of “Letter of Credit Commitment Amount” in Appendix A to the Credit Agreement shall be amended by replacing the number “$90,000,000” therein with the number “$60,000,000.”

SECTION 2.7 Definition of “Required Lenders.” The definition of “Required Lenders” in Appendix A to the Credit Agreement shall be amended in its entirety to read as follows:

“‘Required Lenders’ means at least two Lenders holding, at the time of determination thereof, at least 66-2/3% of the aggregate amount of the Tranche A Commitments (or if the Tranche A Commitments have terminated or expired, the outstanding amount of all Loans and all Letter of Credit Outstandings).”

SECTION 2.8 Maximum Number of Borrowings. The following new Section 2.1.4 shall be added to the Credit Agreement:

“SECTION 2.1.4. Maximum Number of Borrowings. No more than ten separate Borrowings may be outstanding at any one time.”

SECTION 2.9 Notice of Commitment Reductions. Section 2.3 of the Credit Agreement shall be amended by replacing the reference to “at least one Business Day’s prior notice” to a reference to “at least three Business Day’s prior notice.”

SECTION 2.10 Automatic Continuations of Interest Periods. Section 2.5 of the Credit Agreement shall be amended by adding the following at the end thereof:

“(or, if such current Interest Period has a duration of six months or longer, such subsequent Interest Period shall have a duration of one month)).”

SECTION 2.11 EMU Provisions. Section 2.9.8(a) of the Credit Agreement shall be amended by replacing each reference to “the debtor” with a reference to “the Borrower.”

SECTION 2.12 Overdraft Facility. Section 2.10.3 shall be amended by replacing the phrase “requesting that a Borrowing” with the phrase “requesting a Borrowing.”

SECTION 2.13 Notice of Voluntary Prepayments. Section 3.1.1(b) of the Credit Agreement shall be amended by replacing the reference to “at least one” with a reference to “at least three.”

SECTION 2.14 Commitment Fee. Section 3.3.1(a) of the Credit Agreement shall be amended by replacing the reference therein to “0.375%” with a reference to “0.400%.”

SECTION 2.15 Increased Costs. Section 4.3 of the Credit Agreement shall be amended by replacing the reference to “Each Borrower” with a reference to “The Borrower.”

SECTION 2.16 Modifications to U.S. Note Documents. Section 7.1.9 of the Credit Agreement shall be amended by replacing the reference to “the Agent” with a reference to “the Required Lenders.”

SECTION 2.17 Transitory Subsidiaries. Section 7.2.7 of the Credit Agreement shall be amended by adding the following at the end thereof:

“; provided that the Borrower may acquire one or more Subsidiaries so long as, promptly after the acquisition thereof, each such Subsidiary is liquidated.”

SECTION 2.18 Modifications to Guaranties. Section 9.9 of the Credit Agreement shall be amended by deleting the word “and” at the end of clause (c) thereof, replace the period at the end of clause (d) thereof with “; and” and by adding the following new clause (e):

“(e) not, without the consent of the Required Lenders, enter into any amendment or modification or wavier of any of the provision of the Group Parent Guaranty, the U.K. Guaranty, any Non-U.S. Security Agreement, any Non-U.S. Pledge Agreement or any U.S. Note Document.”

SECTION 2.19 Overdraft Facilities. Paragraph 1.1 of Schedule II to the Credit Agreement shall be amended in its entirety to read as follows:

“1.1. An Overdraft Bank may, but shall not be required to, agree with one or more Overdraft Borrowers to make an overdraft facility available to such Overdraft Borrower or Overdraft Borrowers on an on demand, uncommitted basis, subject to and in accordance with the terms of this Agreement, for the purpose of financing the Group Companies’ general working capital purposes, subject to the Overdraft Limit. The parties to this Agreement acknowledge that each Overdraft Bank may require the applicable Overdraft Borrower or Overdraft Borrowers to enter into a facility agreement and other documentation in respect of such Overdraft Facility.”

SECTION 2.20 Associated Costs. Schedule IV to the Credit Agreement shall be amended in its entirety to read as Schedule IV to this Amendment.

SECTION 2.18 Termination of Tranche B. Sections 2.1.2 and 2.2.2 of the Credit Agreement, and the related definitions of Tranche B Commitment, Tranche B Commitment Amount, Tranche B Commitment Availability, Tranche B Commitment Termination Date, Tranche B Facility, Tranche B Lender, Tranche B Loan, Tranche B Note and Tranche B Optional Currency Loans, shall be deleted in their entirety.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1 Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 3.1.

SECTION 3.1.1. Amendment to Group Parent Guaranty. The Group Parent and each Group Company (other than the U.K. Guarantors and the U.S. Companies) shall have entered into an amendment to the Group Parent Guaranty in substantially the form of Exhibit A hereto.

SECTION 3.1.2. Amendment to U.S. Loan Agreement. The Borrower and the U.S. Parent shall have entered into an amendment to the U.S. Loan Agreement providing that the second sentence of Section 10.9 thereof shall begin as follows: “This Agreement shall inure to the benefit of …”.

SECTION 3.1.3. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing in connection with this Amendment the following statements shall be true and correct:

(a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Credit Agreement

(i) no litigation, action, proceeding, arbitration or governmental investigation shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiary Guarantors which might materially adversely affect the Borrower’s consolidated financial condition, operations, assets, business, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, or any other Loan Document;

(ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Credit Agreement which might materially adversely affect the Borrower’s consolidated financial condition, operations, assets, business, revenues, properties or prospects; and

(c) no Default shall have then occurred and be continuing, and none of the Borrower, any other Group Company, or any of their respective Subsidiaries is in material violation of any law or governmental regulation or court order or decree.

SECTION 3.1.4. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Group Company shall be satisfactory in form and substance to the Agent and its counsel; and the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may have reasonably requested.

SECTION 3.1.5. Delivery of Tranche A Notes. The Agent shall have received, for the account of each of Barclays and First Union, a Tranche A Note, duly executed and delivered by the Borrower, in the amount of such Lender’s Percentage of the Tranche A Commitment Amount.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date), its representations and warranties contained in Article VI of the Credit Agreement (except those contained in Section 6.7) and additionally represents and warrants unto the Agent and each Lender as set forth in this Article IV.

SECTION 4.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment and each other Loan Document executed or to be executed by it in connection with this Amendment, and the execution, delivery and performance by each other Group Company of each Loan Document executed or to be executed by it in connection with this Amendment are within the Borrower’s and each such Group Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not

(a) contravene the Borrower’s or any such Group Company’s Organic Documents;

(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Group Company; or

(c) result in, or require the creation or imposition of, any Lien on any of any Group Company’s properties (other than Liens in favor of the Agent for the benefit of the Lenders).

SECTION 4.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Group Company of this Amendment or any other Loan Document to be executed by it in connection with this Amendment.

SECTION 4.3 Validity, etc. This Amendment constitutes, and each other Loan Document executed by the Borrower in connection with this Amendment will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Group Company will, on the due execution and delivery thereof by such Group Company, be the legal, valid and binding obligation of such Group Company enforceable in accordance with its terms.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1 Ratification of and References to the Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

SECTION 5.2 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 5.3 Execution in Counterparts, Effectiveness, etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower and each of the Lenders (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 5.4 Governing Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Amendment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CARLISLE FINANCE S.A.

	By	/s/ Dennis Bosje, Director
Name:
Title:

Tranche A Amount:	SCOTIABANK EUROPE PLC

$110,000,000

	By	/s/ Peter D. Girling, Director
Name:
Title:

Tranche A Amount:	BARCLAYS BANK PLC

$20,000,000

	By	/s/ P.R. Mainprize, Relationship Director
Name:
Title:

Tranche A Amount:	FIRST UNION NATIONAL BANK

$20,000,000

	By	/s/ Claire Hatherley, Vice President
Name:
Title:

THE BANK OF NOVA SCOTIA,
as Agent and Security Trustee

	By	/s/ Thane Rattew, Managing Director
Name:
Title:

EXHIBIT A

AMENDMENT NO. 1 TO GROUP PARENT GUARANTY

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of September 25, 2000 (this “Amendment”), among:

(a) CARLISLE HOLDINGS LIMITED (the “Group Parent”),

(b) CARLISLE HOLDINGS (BERMUDA) LIMITED,

(c) CARLISLE FINANCE & PARTICIPATIONS S.A.,

(d) KENARD INVESTMENTS LIMITED,

(e) TERTIAN HOLDINGS LIMITED,

(f) AAXIS HOLDINGS S.A.R.L.,

(g) RAPID REEF HOLDINGS LIMITED,

(h) AAXIS LIMITED,

(i) AAXIS INVESTMENTS LIMITED,

(j) AGAMI LIMITED,

(k) AAXIS INVESTMENTS S.A.R.L.,

(l) BLACKWOOD LIMITED,

(m) CARLISLE SERVICES LIMITED,,

(n) INDIGO SELECTION HOLDINGS PTY. LTD.,

(o) INDIGO SELECTION PTY. LTD.,

(p) THE BANK OF NOVA SCOTIA, as agent and security trustee (in such capacity, together with its successors such capacity, the “Agent”),

WITNESSETH:

WHEREAS, each of the parties hereto is party to a Group Parent Guaranty, dated as of March 30, 2000 (as amended and in effect from time to time, the “Group Parent Guaranty”); and

WHEREAS, the parties hereto wish to amended the Group Parent Guaranty in certain respects, as hereinafter provided; and

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II

AMENDMENTS

SECTION 2.1 Shareholders Equity Covenant. Section 4.2.4(a) of the Group Parent Guaranty shall be amended in its entirety to read as follows:

“(a) Shareholders Equity as at the last day of any Fiscal Quarter to be less than the sum of (i) U.S.$348,400,000 plus (ii) an amount equal to 50% of consolidated Net Income of the Group Parent and its Subsidiaries for each Fiscal Year (but only if consolidated Net Income for such Fiscal Year is a positive number) ended on or after March 31, 2001.”

SECTION 2.2 New Core Leverage Covenant. Section 4.2.4(c) of the Group Parent Guaranty shall be amended in its entirety to read as follows:

“(c) The Core Leverage Ratio to be greater than 3.00 to 1 as at the last day of any Fiscal Quarter.”

SECTION 2.3 Definition of “Core Leverage Ratio.” The following definition of “Core Leverage Ratio” shall be added to Annex A to the Credit Agreement in its appropriate alphabetical location::

“‘Core Leverage Ratio’ means, as at any date, the ratio of:

(a) the sum of the following (without duplication):

(i) the aggregate amount of Overdraft Outstandings on such date, plus

(ii) the aggregate amount of Loans outstanding on such date, plus

(iii) the aggregate amount of any Reimbursement Obligations outstanding on such date, plus

(iv) the aggregate undrawn face amount of all outstanding Letters of Credit (other than Letters of Credit , such as those described on Schedule III to the Credit Agreement) that are standby letters of credit supporting obligations owed to insurance companies), plus

(v) the aggregate outstanding amount of any other Indebtedness of the Group Parent and its Subsidiaries on such date (other than Debt Incurred by the Belize Bank in the Ordinary Course of Business), to

(b) Core EBITDA for the Rolling Period ended on, or most recently ended prior to, such date.”

SECTION 2.4 Definition of “Core EBITDA.” The following definition of “Core EBITDA” shall be added to Annex A to the Credit Agreement in its appropriate alphabetical location::

“‘Core EBITDA’ means, for any period, EBITDA of the Group Parent and its Subsidiaries for such period, excluding (without duplication) the following: (a) EBITDA of the Belize Bank and its Subsidiaries for such period, (b) EBITDA to the extent generated by any financial services or similar business, and (c) any dividend or distribution paid by a Subsidiary of the Parent that is not a Group Company.”

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1 Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 3.1.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Ratification of and References to the Group Parent Guaranty. This Amendment shall be deemed to be an amendment to the Group Parent Guaranty, and the Group Parent Guaranty, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Group Parent Guaranty in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Group Parent Guaranty as amended hereby.

SECTION 4.2 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 4.3 Execution in Counterparts, Effectiveness, etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the parties hereto (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 4.4 Governing Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Amendment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CARLISLE HOLDINGS LIMITED

By
Name:
Title:

Executed as a DEED by:

CARLISLE HOLDINGS (BERMUDA) LIMITED

By
Name:
Title:

CARLISLE FINANCE & PARTICIPATIONS S.A.

By
Name:
Title:

Executed as a DEED by:

KENARD INVESTMENTS LIMITED

By
Name:
Title:

Executed as a DEED by:

TERTIAN HOLDINGS LIMITED

By
Name:
Title:

AAXIS HOLDINGS S.A.R.L.

By
Name:
Title:

Executed as a DEED by:

RAPID REEF HOLDINGS LIMITED

By
Name:
Title:

Executed as a DEED by:

AAXIS LIMITED

By
Name:
Title:

Executed as a DEED by:

AAXIS INVESTMENTS LIMITED

By
Name:
Title:

AGAMI LIMITED

By
Name:
Title:

AAXIS INVESTMENTS S.A.R.L.

By
Name:
Title:

BLACKWOOD LIMITED

By
Name:
Title:

CARLISLE SERVICES LIMITED

By
Name:
Title:

INDIGO SLECTION HOLDINGS PTY. LTD.

By
Name:
Title:

INDIGO SELECTION PTY. LTD.

By
Name:
Title:

THE BANK OF NOVA SCOTIA,
as Agent and Security Trustee

By
Name:
Title:

SCHEDULE IV

Associated Costs

5.	Associated Costs to compensate a Lender for the cost attributable to a Loan or other sum for any period for which such costs is to be computed under this Agreement resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or by the Financial Services Authority of a requirement or request to place non-interest-bearing deposits or Special Deposits (whether interest-bearing or not) with the Bank of England and/or pay fees to the Financial Services Authority calculated by reference to liabilities used to fund the Loan or other sum, will be the rate determined by the Agent (rounded upwards, if necessary, to four decimal places) as the rate resulting from the application (as appropriate) of the following formulae by reference to the circumstances existing on the first day of the relevant period and for the duration of such period (but, in respect of such a period of longer than three months, on a three monthly basis during such period):

a.	in relation to Loans or sums denominated in Sterling:

XL + S(L - D) + F x 0.01 per cent. per annum
100 - (X + S)

b.	in relation to Loans or sums denominated in any other currency:

F x 0.01 per cent. per annum
300

Where in each case on the day of application of a formula:-

X	is the amount required to maintained by the Agent on current account with the Bank of England expressed as a percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum);

L	is the offered quotation of the Agent for one month or, as the case may be, two or three month Sterling deposits in the London Interbank Market at or about 11:00 a.m. on the relevant quotation day;

S	is the amount of Special Deposits required to be maintained by the Agent with the Bank of England expressed as a percentage of Eligible Liabilities;

D	is the rate of interest paid by the Bank of England on Special Deposits;

F	is the rate of charge payable by the Agent to the Financial Services Authority pursuant to paragraph 2.02 or paragraph 2.03 (as the case may be) of the Fees Regulations (but for this purpose the figure at paragraph 2.02b or paragraph 2.03b (as the case may be) of the Fees Regulations shall be deemed to be zero) and expressed in pounds per £1,000,000 of the Fee Base of the Agent;

and X, L, S and D are to be expressed in the relevant formula as numbers and not as percentages per annum, and any negative result obtained from subtracting D from L shall be counted as zero.

6.	For the purpose of this Schedule:

References to the Bank of England and to the Financial Services Authority include, in each case, any other governmental or regulatory authorities or agencies for the time being serving the same or similar functions as the Bank of England and/or the Financial Services Authority, as the case may be.

1. The terms “Eligible Liabilities” and “Special Deposits” have the meanings ascribed to them under or pursuant to the Bank of England Act 1998 or by the Bank of England (as may be appropriate), on the day of the application of the relevant formula.

2. “Fees Regulations” means, as appropriate, either:

(a) the Banking Supervision (Fees) Regulations 2000; or

(b) such other regulations as may be in forced from time to time in respect of the payment of fees for banking supervision.

7.	The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all the Parties any amendments or variations which are required to be made to the formulae set out above in order to comply with any existing or future requirements or requests from time to time of the Bank of England and/or the Financial Services Authority in relations to Loans or other sums (including, without limitation, any requirement or request relating to Sterling primary liquidity), and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties.